Exhibit 3

Execution Copy

SHAREHOLDERS’ DEED

RELATING TO

MELCO PBL SPV LIMITED

MELCO LEISURE AND ENTERTAINMENT GROUP LIMITED

MELCO INTERNATIONAL DEVELOPMENT LIMITED

PBL ASIA INVESTMENTS LIMITED

CROWN MELBOURNE LIMITED

BURSWOOD LIMITED

MELCO PBL SPV LIMITED

CONTENTS

1.	THE DICTIONARY	3

2.	THE COMPANY	3

3.	BOARD OF DIRECTORS	5

4.	GENERAL MEETINGS	7

5.	DECISION MAKING	8

6.	BANK ACCOUNT	10

7.	SHAREHOLDER OBLIGATIONS	11

8.	MANAGEMENT OF THE COMPANY	11

9.	PROVISION OF INFORMATION	12

10.	CONFIDENTIALITY	13

11.	DISPOSAL OF SHARES	13

12.	OCCURANCE OF AN INSOLVENCY EVENT	15

13.	MELCO GUARANTEE, INDEMNITY AND UNDERTAKING	16

14.	CROWN AND BURSWOOD GUARANTEE, INDEMNITY AND UNDERTAKING	18

15.	DISPUTE RESOLUTION	22

16.	RELATIONSHIP BETWEEN PARTIES	22

17.	WARRANTIES	23

18.	TAX, COSTS AND EXPENSES	23

19.	GENERAL	24

ATTACHMENT A DICTIONARY		32

ATTACHMENT B PRINCIPLES FOR DETERMINATION OF FAIR MARKET VALUE		40

ATTACHMENT C DEED POLL		41

ATTACHMENT D FORM OF DEED NOVATION		43

DATE: 30 July 2007

PARTIES

1.	MELCO LEISURE AND ENTERTAINMENT GROUP LIMITED an international business company incorporated under the laws of the British Virgin Islands of P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (MelcoSub)

2.	MELCO INTERNATIONAL DEVELOPMENT LIMITED a company incorporated under the laws of Hong Kong of 38th Floor, The Centrium, 60 Wyndham Street, Central, Hong Kong (Melco)

3.	PBL ASIA INVESTMENTS LIMITED a company incorporated under the laws of the Cayman Islands of Walker House, Mary Street, PO Box 908GT, George Town, Grand Cayman, Cayman Islands (PBL Asia)

4.	CROWN MELBOURNE LIMITED a company incorporated under the laws of Australia of Level 2, 54 Park Street, Sydney NSW 2000, Australia (Crown)

5.	BURSWOOD LIMITED a company incorporated under the laws of Australia of Level 2, 54 Park Street, Sydney NSW 2000, Australia (Burswood)

6.	MELCO PBL SPV LIMITED a company incorporated under the laws of the Cayman Islands of Walker House, 87 Mary Street, George Town, Grand Cayman KY1-9002, Cayman Islands (Company)

WHEREAS

(A)	The Company has been established for the principal purpose of issuing the Exchangeable Bonds.

(B)	The Company will keep the proceeds of issue of the Exchangeable Bonds in cash or, subject to the unanimous approval of the Board under clause 5.2, use the proceeds of issue of the Exchangeable Bonds to purchase ADSs which would be available for delivery to the holders of the Exchangeable Bonds on exercise of the rights of exchange under the Exchangeable Bonds.

(C)	The parties now enter into this Deed for the purpose of regulating their relationship in respect of the operation and management of the Company.

(D)	In consideration of Crown, Burswood and PBL Asia agreeing to enter into this Deed with MelcoSub for the benefit of Melco, Melco has agreed to guarantee to PBL Asia, Crown and Burswood, the performance by MelcoSub of its obligations under this Deed.

(E)	In consideration of Melco and MelcoSub agreeing to enter into this Deed with PBL Asia for the benefit of Crown and Burswood, Crown and Burswood have agreed to guarantee to MelcoSub and Melco, the performance by PBL Asia of its obligations under this Deed.

THE PARTIES AGREE

1.	THE DICTIONARY

1.1	Dictionary

The Dictionary in Attachment A:

(a)	defines some of the capitalised terms used in this Deed; and

(b)	sets out rules of interpretation which apply to this Deed.

2.	THE COMPANY

2.1	Nature of Business

The business of the Company is:

(a)	to issue the Exchangeable Bonds and comply with the terms and conditions of the Exchangeable Bonds and the provisions of the Trust Deed, the Agency Agreement, the Subscription Agreement and the other Bond Documents;

(b)	subject to the unanimous approval of the Board under clause 5.2, to use the proceeds of issue of the Exchangeable Bonds to purchase ADSs, which would be available for delivery to the holders of the Exchangeable Bonds on exercise of the exchange rights conferred by the Exchangeable Bonds;

(c)	to retain in the Company Bank Account the remaining proceeds of issue of the Exchangeable Bonds which are not used to purchase ADSs; and

(d)	any other business determined by unanimous resolution of the Board under clause 5.2 or agreed by the Shareholders from time to time.

2.2	Name of Company

The Company will be known as Melco PBL SPV Limited or by such other name as the Board may determine.

2.3	Scope of the Business

The Company will conduct its affairs solely in accordance with this Deed and the Memorandum and Articles.

2.4	Term of Deed

This Deed will continue until terminated:

(a)	in accordance with this Deed; or

(b)	by written agreement among the parties; or

(c)	if any Shareholder holds all of the issued Shares in the Company.

2.5	Shareholding in the Company

As at the date of this Deed, the shareholding structure of the Company is as follows:

Shareholder	Number of Shares	Percentage Holding
MelcoSub	1 ordinary share	50%
PBL Asia	1 ordinary share	50%

2.6	Exercise of Powers

Each Shareholder agrees to take all reasonable steps which are within its power and are necessary to procure that:

(a)	its voting rights as a Shareholder in the Company; and

(b)	the voting rights of each Director nominated by it to the Board,

are exercised in a manner to ensure that the Company acts in conformity with this Deed and with the terms and conditions of the Exchangeable Bonds and the provisions of the Trust Deed, the Agency Agreement, the Subscription Agreement and the other

Bond Documents. In addition, each Shareholder must ensure that each Director it appoints complies with this Deed and does all things necessary or desirable to give effect to this Deed.

3.	BOARD OF DIRECTORS

3.1	Number of Directors

The maximum number of Directors must be four unless the Shareholders unanimously agree otherwise.

3.2	Nominee Directors

Each of MelcoSub and PBL Asia may, in its absolute discretion, appoint, and remove and replace, two Directors each.

3.3	Removal of Directors

(a)	Only MelcoSub may remove a MelcoSub Director.

(b)	Only PBL Asia may remove a PBL Asia Director.

3.4	Chairperson

(a)	The initial Chairperson will be appointed by MelcoSub and will hold office for a period of 12 months. Thereafter, the right to appoint and remove the Chairperson shall rotate between the PBL Asia Directors and the MelcoSub Directors on a 12-month rotating basis. Any Chairperson, once appointed, will hold office for a period of 12 months from the date of appointment or until his earlier resignation or removal.

(b)	The Directors present at a meeting may elect by simple resolution one of themselves to act as chairperson of that meeting if the Chairperson (or his nominated alternate) is not there or is unwilling to act as chairperson.

3.5	Notice

Notice to appoint or remove a person as a Director under this clause 3 must be in writing and takes effect on delivery to the Company.

3.6	Alternate Directors

(a)	A Director appointed under this clause 3 may appoint an alternate director from time to time.

(b)	An alternate director may attend and vote in place of the appointer and on his behalf if the appointer does not attend a meeting of Directors and sign written resolutions in place of the appointer.

(c)	An alternate director is entitled to a separate vote for each Director the alternate director represents in addition to any vote that alternate director may have as a Director.

3.7	Quorum for board meeting

(a)	The quorum for a meeting of Directors is at least one MelcoSub Director (or his alternate) and one PBL Asia Director (or his alternate).

(b)	A Board meeting is adjourned to the same time and place on the same day the following week if a quorum is not present at that Board meeting unless otherwise determined by the Board.

3.8	Notice of meetings

(a)	The Board will meet at such times during each Financial Year as the Directors may agree, provided that any Director shall be entitled to call a Board meeting by giving the notice referred to in this clause 3.8(a). Each Director must receive at least ten Business Days notice of a Board meeting unless all Directors agree otherwise.

(b)	The Board can only pass a resolution on a matter if notice of the general nature of the matter is included in the notice of meeting, unless all Directors agree otherwise, whether or not all such Directors attend the meeting of the Board which considers the relevant resolution.

3.9	Meetings

(a)	Each Director may be accompanied at meetings by any observer or adviser to that Director or the Shareholder who has appointed that Director (or the Affiliates of such Shareholder) provided that prior notice in writing is given to the Board and that observer or adviser has executed a confidentiality agreement in a form acceptable to the Board (such approval not to be unreasonably withheld).

(b)	Subject to a Director’s fiduciary and legal duties, a Director is entitled to pay attention to and have special regard for the interests of the Shareholder by or on behalf of whom he was appointed in exercising his rights, powers and duties as a Director.

(c)	The contemporaneous linking together by telephone or other method of audio or audio visual communication of a number of the Directors sufficient to constitute a quorum constitutes a meeting, provided that all Directors have been given due notice of the meeting and an opportunity to participate. A meeting by audio or audio visual communication is taken to be held at the place determined by the chairperson of the meeting provided at least one of the Directors involved was at that place for the duration of the meeting.

(d)	Unless this Deed requires otherwise, a document, or several documents in identical terms, signed by or on behalf of all Directors will be as valid and as effective as a resolution passed at a duly convened meeting of the Directors. A resolution in this form will be effective on the date on which the last Director (or alternate) signs it. For this purpose, MelcoSub and PBL Asia may each nominate by notice to the other under this clause 3.9(d) from time to time one Director (and/or his alternate) who may sign written resolutions and/or give consent to short notice on behalf of all other MelcoSub Directors or all other PBL Asia Directors, as the case may be.

(e)	All decisions of the Board which are within its powers and which are passed by the requisite majority at a duly convened meeting (or by an effective written resolution) will bind the Company. The form of any resolution as recorded by the Chairperson and approved by the Board will be presumptive proof (subject to rebuttal) of the content of that resolution.

3.10	Information

Each Director may disclose any Confidential Information to any Shareholder (or its Affiliates and its or their directors, financial and professional advisers) which has appointed that Director.

4.	GENERAL MEETINGS

(a)	Subject to clauses 4(d) and 4(e), no business may be transacted at any general meeting, except the election of a chairperson and the adjournment of the meeting, unless a quorum of members is present when the meeting proceeds to business and remains present throughout the meeting.

(b)	Unless all Shareholders agree otherwise, each Shareholder must receive at least ten Business Days notice of a meeting. Unless all Shareholders agree otherwise, they cannot pass a resolution unless notice of the subject of that resolution was included in the notice of meeting.

(c)	Subject to clause 4(e), the quorum for a general meeting is at least one duly authorised representative of MelcoSub and one duly authorised representative of PBL Asia.

(d)	If a quorum is not present at a general meeting, that meeting stands adjourned to the same day the following week at the same time and place. If a quorum is not present at any reconvened general meeting, that meeting stands adjourned sine die.

(e)	A Shareholder may not pass a resolution at an adjourned general meeting unless notice of the subject of that resolution was contained in the notice of the original general meeting.

(f)	Unless this Deed requires otherwise, a document, or several documents in identical terms, signed on behalf of both Shareholders will be as valid and as effective as a resolution passed at a duly convened meeting of the Shareholders. A resolution in this form will be effective on the date on which the last Shareholder signs it.

5.	DECISION MAKING

5.1	Voting by directors

Subject to clauses 3.9(d), 5.1(a), 5.1(b) and 5.4, each Director has only one vote. The Chairperson does not have a casting vote. At any meeting of Directors of the Company:

(a)	the MelcoSub Directors who are present (whether in person or by alternate) are collectively entitled to exercise and unless the contrary is shown shall be deemed to have exercised a number of votes equal to the maximum number of Directors which may be appointed by MelcoSub under this Deed, (whether or not MelcoSub has appointed such maximum number); and

(b)	the PBL Asia Directors who are present (whether in person or by alternate) are collectively entitled to exercise and unless the contrary is shown shall be deemed to have exercised a number of votes equal to the maximum number of Directors which may be appointed by PBL Asia under this Deed, (whether or not PBL Asia has appointed such maximum number).

5.2	Decisions of Directors

All decisions relating to the Company or its business and operations shall be referred to and taken by the Board. A resolution of the Board is only valid if all the Directors (or their alternates) validly appointed and entitled to vote at the relevant Board meeting vote in favour of that resolution

5.3	Decisions of Shareholders

A resolution of the Shareholders is only valid if both Shareholders vote in favour of that resolution.

5.4	Conflict of Interest

For any matter before the Board which requires the Board to determine whether the Company should enforce a right against a Shareholder (the Respondent), or any Affiliate or Related Party of the Respondent, in relation to, without limitation, a liability, loss, cost, charge or expense paid, suffered or incurred by the Company from an act or omission of that person then:

(a)	the MelcoSub Directors and the PBL Asia Directors will discuss the issue in good faith with a view to reaching an agreed solution;

(b)	if an agreed solution cannot be reached within a period of 60 days of the issue first being raised, then the matter will be referred to the respective chief executive officers of Melco, Crown and Burswood for consideration;

(c)	if the respective chief executive officers of Melco, Crown and Burswood cannot resolve the issue within 60 days of it being referred to them then any Director may convene a Board meeting to consider the issue and:

(i)	the quorum for that Board meeting shall be the presence of all Directors who were not appointed by the Respondent; and

(ii)	any resolution for dealing with that matter may be passed by the affirmative vote of all the Directors who were not appointed by the Respondent (who, having taken competent independent legal advice on behalf of the Company, must act in the best interests of the Company and without regard to the interests of their appointing Shareholder) and any contrary vote by a Director appointed by the Respondent shall be disregarded.

5.5	Related Party Dealings

Any arrangement or transaction between the Company and Melco (or its Affiliates and/or Related Parties) or Crown (or its Affiliates and/or Related Parties) or Burswood (or its Affiliates and/or Related Parties) must be on commercial terms and on an arm’s length basis.

6.	BANK ACCOUNT

The proceeds of issue of the Exchangeable Bonds which are not immediately required to be expended will be deposited and retained in a Company Bank Account. The Company must ensure that:

(a)	the Company Bank Account is operated in accordance with policies established from time to time by the Board; and

(b)	funds in the Company Bank Account:

(i)	may only be withdrawn by the authorised signatories in accordance with the agreed rules in respect of operating the Company Bank Account as approved by a unanimous resolution of the Board;

(ii)	are not commingled with funds belonging to any other person; and

(iii)	are used solely for the purposes as determined by the Board by a unanimous resolution passed in accordance with clause 5.2.

7.	SHAREHOLDER OBLIGATIONS

7.1	General Obligations

Each Shareholder will:

(a)	act in good faith to the other Shareholder in any transaction relating to the Company;

(b)	promptly pay into the Company Bank Account all money, cheques and negotiable instruments received by the Shareholder on account of the Company;

(c)	promptly advise the other Shareholder of any matter or material information concerning the Company which may come to the Shareholder’s notice; and

(d)	at all times give to the other Shareholder a full and proper account of any action the Shareholder proposes to take in respect of the Company which has not been authorised by the Shareholders and at the reasonable request of the other Shareholder, furnish a full and accurate explanation of any action the Shareholder takes which affects the Company in any way.

8.	MANAGEMENT OF THE COMPANY

8.1	Executive Officers and other employees

Unless the Board otherwise resolves in accordance with the provisions of clause 5.2, the Company will not appoint or otherwise engage any executive officer or other employee.

8.2	Conduct of business

The Company must:

(a)	comply with laws and agreements: comply with all laws and agreements binding on it;

(b)	government requirements: comply with the requirements of a Government Agency about the conduct of its business and its assets;

(c)	corporate existence: maintain its corporate existence;

(d)	conduct of business: ensure the conduct of its business in accordance with the procedures, principles and purposes of the joint venture set out in this Deed and cause the adoption by it of an appropriate constitution and corporate governance regime to give proper effect to this clause.

8.3	Maintenance of records

The Company must maintain books and records which enable each of the Shareholders to prepare accounts which comply with the Accounting Standards.

9.	PROVISION OF INFORMATION

9.1	Periodic reports

The Company must give each Director and each Shareholder (or its Affiliates) access to all information about its business and operations including, but not limited to, the following:

(a)	ADSs held: details of the numbers of ADSs held by the Company and of any acquisitions and disposals of ADSs by the Company, including on exercise of the exchange rights under the Exchangeable Bonds;

(b)	financial statements: any financial statements prepared by the Company, promptly following their having been prepared;

(c)	other information: subject to clause 9.3, any other information requested by a Director.

9.2	Reports for the Stock Exchange

The Company must make available (at the cost of the Company) to each Shareholder the information necessary to enable that Shareholder to comply with its obligations under the Listing Rules binding on it.

9.3	Access to information

Subject to the provision of reasonable prior notice, the Company must allow a Director or Shareholder or a duly authorised representative of a Shareholder to:

(a)	inspect its property;

(b)	inspect and take copies of a document about its business, including its accounts; and

(c)	discuss its affairs, finances and accounts with the officers and Auditor.

10.	CONFIDENTIALITY

A party may not disclose any Confidential Information to any person, except:

(a)	as a media announcement in the form agreed between the parties;

(b)	to its officers, employees, professional advisers, auditors or consultants, to the extent that person requires the information for the purposes of performing their respective functions;

(c)	to its shareholders subject to first obtaining written confidentiality undertakings from those shareholders in a form agreed by the Company and those parties who are at that time entitled to appoint or remove a Director;

(d)	as required by an applicable law, regulatory authority (including gaming regulatory authorities), applicable Stock Exchange or the Listing Rules after first consulting with the other parties about the form and content of the disclosure; or

(e)	if a party is required to do so in connection with legal proceedings relating to this Deed, or relating to any agreement to which that person is a party, provided that, except where the legal proceedings are taken by one party against another party, each other party is first consulted, and is given a reasonable opportunity to assert any right and privilege, confidentiality, or any other right which may prevail, over that party’s duty of disclosure, and must use its best endeavours to ensure the Confidential Information (unless disclosed under clauses 10(a)-(e) is kept confidential.

11.	DISPOSAL OF SHARES

11.1	No Disposal of Shares

(a)	Except for a transfer to a Permitted Transferee in accordance with clauses 11.1(b) and (c) below or a transfer in accordance with the provisions of clause 12 each Shareholder must:

(i)	not create any Security Interest or agree or offer to create any Security Interest, in its Shares; and

(ii)	not Dispose or agree to Dispose of any of its Shares, or do or omit to do any act if the act or omission would have the effect of Disposing of any of its Shares.

(b)	Subject to clause 11.1(c), a Shareholder may transfer all of its Shares at any time to a Permitted Transferee.

(c)	It is a condition of a transfer to a Permitted Transferee (which condition shall be set out in the Deed Poll entered into by the Permitted Transferee pursuant to clause 11.1(d)) that if the Permitted Transferee ceases to be a Wholly-Owned Subsidiary of the transferring Shareholder, Crown or Burswood or New Crown or Melco (as the case may be) it must transfer the Shares the subject of the transfer under clause 11.1 (b) and all other Shares of such Permitted Transferee to the transferring Shareholder or another of the transferring Shareholder’s Permitted Transferees within 5 Business Days of the date of the Permitted Transferee ceasing to be a Wholly-Owned Subsidiary of the transferring Shareholder, Crown or Burswood or New Crown or Melco with the intent that if a Permitted Transferee ceases to be a Permitted Transferee, it is required to transfer all of its Shares.

(d)	It is a condition of a transfer to a Permitted Transferee that such proposed Permitted Transferee executes a deed poll in the form set out in Attachment C agreeing to be bound by this Deed as if named as a party and a Shareholder.

(e)	The Company must note on each share certificate that the Shares may only be transferred in accordance with the Memorandum and Articles and this Deed.

11.2	Refusal to register a transfer

(a)	Subject to any applicable laws, the Company must not register the transfer of any Shares if this clause 11 or clause 12 (as the case may be) has not been complied with and any purported Disposal in breach of this clause 11 or clause 12 is void.

(b)	The Company shall register the transfer of any Shares made in compliance with the applicable provisions of this clause 11 or clause 12 as the case may be and there shall be no requirement for the Board to approve such transfer.

12.	OCCURANCE OF AN INSOLVENCY EVENT

12.1	If an Insolvency Event occurs in relation to a party (other than the Company) (the Insolvent Party), the other party (other than the Company) (the Non Insolvent Party) may give the Insolvent Party a notice (the Insolvency Sale Notice) within 2 Business Days of becoming aware of the occurrence of the Insolvency Event that it wishes to purchase all the Insolvent Party’s Shares at Fair Market Value. Following receipt of the Insolvency Sale Notice and determination of the Fair Market Value, the Insolvent Party shall be obliged to sell the entire legal and beneficial interest in all the Shares held by it to the Non Insolvent Party on the date stipulated by the Non Insolvent Party in the Insolvency Sale Notice which shall be a date no earlier than 30 Business Days after the date of the Insolvency Sale Notice.

12.2	Process on Service of an Insolvency Sale Notice under clause 12.1

(a)	Within 5 Business Days after service of the Insolvency Sale Notice on the Insolvent Party by the Non Insolvent Party, the Non Insolvent Party shall appoint an Independent Expert to determine the Fair Market Value of the Company in accordance with this clause 12 and on the basis of the principles set out in Attachment B.

(b)	The Independent Expert will issue a certificate to both Shareholders specifying the Fair Market Value of the Company as soon as reasonably practicable but in any event within 25 Business Days of its appointment (the Determination Date).

(c)	The parties must promptly provide all information and assistance reasonably requested by the Independent Expert.

(d)	The Fair Market Value per Share shall be the total aggregate amount of the Independent Expert’s valuation of the Company divided by the total aggregate number of Shares.

(e)	Any valuation by the Independent Expert is conclusive and binding on the Shareholders in the absence of manifest error. The Independent Expert is appointed as an expert, not as an arbitrator. Each Shareholder shall be entitled to make representations to the Independent Expert as to the appropriate Fair Market Value of the Company.

12.3	Consents

If any consents are required from any third party or Government Agency in connection with the transfer of Shares under this clause 12 (not arising from the status or circumstances of the transferor), then each party must use its best endeavours to ensure that such consents are obtained in a timely manner and any time periods for the purchase of Shares referred to in this clause 12 will be extended by such period as necessary to obtain such consents (not to exceed 30 days in any event).

12.4	Deed no longer applies

Once a party and its Permitted Transferees is no longer a Shareholder, that party shall have no further rights or obligations under this Deed except under:

(a)	clause 10 (Confidentiality); and

(b)	a right of action or claim of or against that party which arose while the party was a Shareholder (or guarantor (as the case may be)).

For the avoidance of doubt, the terms of this clause 12.4 apply to this Deed as a whole and not only to clause 12.

13.	MELCO GUARANTEE, INDEMNITY AND UNDERTAKING

13.1	Guarantee

(a)	Melco unconditionally and irrevocably guarantees to PBL Asia the performance of MelcoSub’s obligations under this Deed.

(b)	If MelcoSub fails to perform or observe its obligations under this Deed in full and on time, Melco must immediately on demand from PBL Asia perform such obligation (or procure the performance or observance by MelcoSub of its obligations) so that the same benefit shall be received by or conferred on PBL Asia as it would have received or enjoyed if such obligations had been duly performed or observed by MelcoSub under this Deed.

13.2	Indemnity

Melco hereby indemnifies PBL Asia against any claim, loss, liability, cost or expense which PBL Asia suffers or incurs in relation to the failure of Melco or MelcoSub to perform an obligation under this Deed or the failure of Melco to cause MelcoSub to perform an obligation under this Deed.

13.3	Extent of guarantee and indemnity

This clause 13 applies and the obligations of Melco under this clause 13 shall remain in full force and effect so long as Melco and MelcoSub have obligations to PBL Asia or Crown or Burswood and notwithstanding any act, omission, neglect or default of PBL Asia or Crown or Burswood or other person or any other event or matter whatsoever and, without limitation on the foregoing, shall not be impaired, discharged or effected by:

(a)	the extent of MelcoSub’s other obligations under this Deed;

(b)	an amendment of this Deed in accordance with the terms hereof or waiver or departure from these terms;

(c)	an Insolvency Event affecting any person or the death of any person;

(d)	a change in the constitution, membership, or partnership of any person;

(e)	anything which would have discharged MelcoSub (wholly or partly) or which would have afforded MelcoSub any legal or equitable defence;

(f)	any release of or granting of time or any other indulgence to MelcoSub; or

(g)	the occurrence of any other thing which might otherwise release, discharge render void or unenforceable or otherwise affect the obligations commitments and undertaking of Melco under this Deed.

13.4 Principal and independent obligation

(a)	The guarantee under this clause 13 is:

(i)	a principal obligation and is not to be treated as ancillary or collateral to any other right or obligation; and

(ii)	independent of and not in substitution for or affected by any other Security Interest or guarantee or other document or agreement which PBL Asia may hold concerning any obligation of MelcoSub.

(b)	PBL Asia may enforce this clause 13 against Melco:

(i)	without first having to resort to any other guarantee or Security Interest or other agreement; and

(ii)	whether or not it has first given notice, made a demand or taken steps against MelcoSub or any other person.

13.5	No competition

(a)	Subject to clause 13.5(b), Melco must not, either directly or indirectly, prove in, claim or receive the benefit of a distribution, dividend or payment from an Insolvency Event affecting MelcoSub until the obligations of MelcoSub under this Deed to PBL Asia, Crown and Burswood have been fully performed or satisfied and the guarantee has been finally discharged.

(b)	If required by PBL Asia, Melco must prove in a liquidation of MelcoSub or otherwise participate in another Insolvency Event of MelcoSub for amounts owed to Melco.

(c)	Melco must hold in trust for PBL Asia, amounts recovered by Melco from an Insolvency Event or under a Security Interest from MelcoSub to the extent of the unsatisfied liability of Melco under this clause 13.

13.6	Continuing guarantee and indemnity

The guarantee under this clause 13 is a continuing obligation of Melco, despite a settlement of account or the occurrence of any other thing, and remains fully effective until:

(a)	the obligations of MelcoSub under this Deed have been performed; and

(b)	the guarantee in clause 13 has been finally discharged by PBL Asia.

14.	CROWN AND BURSWOOD GUARANTEE, INDEMNITY AND UNDERTAKING

14.1	Guarantee

(a)	Crown and Burswood shall on a joint and several basis unconditionally and irrevocably guarantee to MelcoSub the performance of PBL Asia’s obligations under this Deed.

(b)	If PBL Asia fails to perform or observe its obligations under this Deed in full and on time, either Crown and Burswood or both (as the case may be) must immediately on demand from MelcoSub perform such obligation (or procure the performance or observance by PBL Asia of its obligations) so that the same benefit shall be received by or conferred on MelcoSub as it would have received or enjoyed if such obligations had been duly performed or observed by PBL Asia under this Deed.

14.2	Indemnity

Crown and Burswood agree to hereby jointly and severally indemnify MelcoSub against any claim, loss, liability, cost or expense which MelcoSub suffers or incurs in relation to the failure of Crown or Burswood or PBL Asia to perform an obligation under this Deed or the failure of Crown or Burswood to cause PBL Asia to perform an obligation under this Deed.

14.3	Extent of guarantee and indemnity

Subject to clause 14.7 below, this clause 14 applies and the obligations of Crown and Burswood under this clause 14 shall remain in full force and effect so long as Crown, Burswood and PBL Asia have obligations to Melco or MelcoSub and notwithstanding any act, omission, neglect or default of Melco or MelcoSub or other person or any other event or matter whatsoever and, without limitation on the foregoing, shall not be impaired discharged or effected by:

(a)	the extent of PBL Asia’s other obligations under this Deed;

(b)	an amendment of this Deed in accordance with the terms hereof or waiver or departure from those terms;

(c)	an Insolvency Event affecting any person or the death of any person;

(d)	a change in the constitution, membership, or partnership of any person;

(e)	anything which would have discharged PBL Asia (wholly or partly) or which would have afforded PBL Asia any legal or equitable defence;

(f)	any release of or granting of time or any other indulgence to PBL Asia; or

(g)	the occurrence of any other thing which might otherwise release, discharge render void or unenforceable or otherwise affect the obligations commitments and undertaking of Crown and Burswood (as the case may be) under this Deed.

14.4	Principal and independent obligation

(a)	The guarantee under this clause 14 is:

(i)	a principal obligation and is not to be treated as ancillary or collateral to any other right or obligation; and

(ii)	independent of and not in substitution for or affected by any other Security Interest or guarantee or other document or deed which MelcoSub may hold concerning any obligation of PBL Asia.

(b)	MelcoSub may enforce this clause 14 against either Crown or Burswood:

(i)	without first having to resort to any other guarantee or Security Interest or other deed; and

(ii)	whether or not it has first given notice, made a demand or taken steps against PBL Asia or any other person.

14.5	No competition

(a)	Subject to clause 14.5(b), Crown or Burswood must not, either directly or indirectly, prove in, claim or receive the benefit of a distribution, dividend or payment from an Insolvency Event affecting PBL Asia until the obligations of PBL Asia under this Deed to Melco and MelcoSub have been fully performed or satisfied and the guarantee has been finally discharged.

(b)	If required by MelcoSub, Crown and Burswood (as the case may be) must prove in a liquidation of PBL Asia or otherwise participate in another Insolvency Event of PBL Asia for amounts owed to PBL.

(c)	Crown and Burswood (as the case may be) must hold in trust for MelcoSub, amounts recovered by PBL from an Insolvency Event or under a Security Interest from PBL Asia to the extent of the unsatisfied liability of Crown and Burswood (as the case may be) under this clause 14.

14.6	Continuing guarantee and indemnity

The guarantee under this clause 14 is a continuing obligation of Crown and Burswood, despite a settlement of account or the occurrence of any other thing, and remains fully effective until:

(a)	the obligations of PBL Asia under this Deed have been performed; and

(b)	the guarantee in this clause 14 has been finally discharged by MelcoSub.

14.7	Novation

(a)	If the PBL Scheme is approved and becomes effective on or before 31 December 2007, New Crown, Crown, Burswood, MelcoSub, Melco, PBL Asia and the Company shall execute the Deed of Novation not later than 60 days following the date upon which:

(i)	the PBL Scheme becomes effective; and

(ii)	New Crown becomes the (direct or indirect) legal and beneficial holder of the entire issued share capitals of Crown and Burswood.

(b)	With effect from the date of the Deed of Novation (a form of which is set out at Attachment D) entered into pursuant to clause 14.7(a):

(i)	New Crown will assume the rights, obligations, duties and liabilities of Crown and Burswood under this Deed, including under clause 14 of this Deed;

(ii)	MelcoSub, Melco, PBL Asia and the Company will each release and discharge Crown and Burswood from all claims and demands whatsoever in respect of this Deed (including under clause 14) and will accept the performance and liability of New Crown under this Deed (including under clause 14) in lieu of the performance of Crown and Burswood; and

(iii)	all references in this Deed to Crown and Burswood collectively shall thereafter be construed as references to New Crown.

(c)	If the PBL Scheme is not approved or does not become effective by 31 December 2007, PBL, Crown, Burswood, MelcoSub, Melco, PBL Asia and the Company shall execute an alternative form of deed of novation, which is substantially in the form of the Deed of Novation set out at Attachment D but with PBL replacing New Crown as a party to the deed of novation, so that PBL will assume the rights, obligations, duties and liabilities of Crown and Burswood under this Deed, instead of New Crown. In such a case, the deed of novation to be entered into would have the effects described in clause 14.7(b) above, construed as if all the references in that clause to New Crown were references to PBL.

15.	DISPUTE RESOLUTION

(a)	A party must not commence court proceedings about any Dispute unless it first complies with this clause 15.

(b)	A party claiming that a Dispute has arisen must notify each other party giving details of the Dispute.

(c)	Each party to the Dispute must seek to resolve the Dispute within 5 Business Days of receiving notice of the Dispute or a longer period agreed by the parties to the Dispute.

(d)	If the parties do not resolve the Dispute under and within the time period referred to in clause 15(c), the chief executive officer of each Shareholder (or a person occupying a similar senior position if such an office is not in existence at the time) must seek to resolve the Dispute for a period of up to 15 Business Days after the end of the period referred to in clause 15(c).

(e)	Nothing in this clause 15 will prejudice the right of a party to seek urgent injunctive or declaratory relief in respect of a Dispute.

16.	RELATIONSHIP BETWEEN PARTIES

This Deed does not create a relationship of employment, agency or partnership between the parties.

17.	WARRANTIES

Each party severally warrants to the other parties that:

(a)	Authority: it has taken all necessary action to authorise the signing, delivery and performance of this Deed and the documents required under this Deed in accordance with their respective terms;

(b)	Power to enter into this Deed: it has power to enter into this Deed and perform its obligations under it and can do so without the consent of any other person;

(c)	No breach: the signing and delivery of this Deed and the performance by it of its obligations under it complies with:

(i)	each applicable law and authorisation;

(ii)	its constitution or constituent documents, as applicable; and

(iii)	each Security Interest binding on it;

(d)	binding: this Deed constitutes a legal, valid and binding obligation of it enforceable in accordance with its terms by appropriate legal remedy; and

(e)	no actions: there are no actions, claims, proceedings or investigations pending or to the best of its knowledge threatened against it or by it which may have a material adverse effect on its ability to perform its obligations under this Deed.

18.	TAX, COSTS AND EXPENSES

18.1	Tax

The Company must pay any stamp duty which arises from the execution of this Deed and each agreement or document entered into or signed under this Deed.

18.2	Costs and expenses

Each party must pay its own costs and expenses of negotiating, preparing, signing, delivering, stamping and registering this Deed and any other agreement or document entered into or signed under this Deed.

18.3	Costs of performance

A party must bear the costs and expenses of performing its obligations under this Deed, unless otherwise provided in this Deed.

19.	GENERAL

19.1	Notices

(a)	Any notice or other communication given under this Deed including, but not limited to, a request, demand, consent or approval, to or by a party to this Deed:

(i)	must be in legible writing and in English;

(ii)	must be addressed to the addressee at the address or facsimile number set out below or to any other address or facsimile number a party notifies the other under this clause 19:

A.	if to Melco

Address:	38th Floor, The Centrium, 60 Wyndham Street, Hong Kong

Attention:	Managing Director

Facsimile:	+852 3162 3579

with a copy to the Company Secretary at the same address.

B.	if to MelcoSub

Address:	38th Floor, The Centrium, 60 Wyndham Street,
Hong Kong

Attention:	Managing Director/Company Secretary

Facsimile:	+852 3162 3579

with a copy to Melco at the address set out for it in this clause.

C.	if to the Company

Address:	Walker House, 87 Mary Street, George Town, Grand Cayman KY1-9002, Cayman Islands

Attention:	The Directors

Facsimile:	+ 1 345 945 4757

with a copy to each of Melco, Crown and Burswood at the addresses set out for them in this clause.

D.	if to PBL Asia:

Address:	Walker House, Mary Street, PO Box 908GT, George Town, Grand Cayman, Cayman Islands

Attention:	The Directors

Facsimile:	+345 945 4757

E.	if to Crown:

Address:	Level 2, 54 Park Street, Sydney NSW 2000, Australia

Attention:	The Directors

Facsimile:	+61 2 9282 8828

F.	if to Burswood:

Address:	Level 2, 54 Park Street, Sydney NSW 2000, Australia

Attention:	The Directors

Facsimile:	+61 2 9282 8828

(iii)	must be signed by an authorised signatory or under the common seal of a sender which is a body corporate; and

(iv)	is deemed to be received by the addressee in accordance with clause 19.1(b).

(b)	Without limiting any other means by which a party may be able to prove that a notice has been received by another party, a notice is deemed to be received:

(i)	if sent by hand, when delivered to the addressee;

(ii)	if by post, 5 Business Days from and including the date of postage; or

(iii)	if by facsimile transmission, on receipt by the sender of an acknowledgment or transmission report generated by the machine from which the facsimile was sent confirming that the facsimile has been successfully transmitted, but if the delivery or receipt is on a day which is not a Business Day or is after 4.00pm (addressee’s time) it is regarded as received at 9.00 am on the following Business Day.

(c)	A facsimile transmission is regarded as legible unless the addressee telephones the sender within 2 hours after transmission is received or regarded as received under clause 19.1(b)(iii) and informs the sender that it is not legible.

(d)	In this clause a reference to an addressee includes a reference to an addressee’s Officers, agents or employees or a person reasonably believed by the sender to be an Officer, agent or employee of the addressee.

19.2	Governing law

The laws of Hong Kong govern this Deed.

19.3	Jurisdiction

Each party irrevocably and unconditionally:

(a)	submits to the exclusive jurisdiction of the courts of, or exercising jurisdiction in, Hong Kong; and

(b)	waives any:

(i)	claim or objection based on absence of jurisdiction or inconvenient forum in respect of the jurisdiction of the Hong Kong courts; and

(ii)	immunity in relation to this Deed in any jurisdiction for any reason.

Crown, Burswood and PBL Asia hereby appoint Lovells of 23/F Cheung Kong Center, 2 Queen’s Road Central, Hong Kong (Attn: TimFletcher, Partner +852 2219 0222) as their agent for service of process in Hong Kong.

The Company hereby appoints Melco as its agent for service of process in Hong Kong (at the address set out in clause 19.1).

MelcoSub hereby appoints Melco as its agent for service of process in Hong Kong (at the address set out in clause 19.1).

19.4	Invalidity

(a)	If a provision of this Deed, or a right or remedy of a party under this Deed is invalid or unenforceable in a particular jurisdiction:

(i)	it is to be read down or severed in that jurisdiction only to the extent of the invalidity or unenforceability; and

(ii)	the validity or enforceability of that provision in another jurisdiction or the remaining provisions in any jurisdiction shall not be affected.

(b)	This clause 19.4 is not limited by any other provision of this Deed in relation to severability, invalidity or unenforceability.

19.5	Amendments and Waivers

(a)	This Deed may be amended only by a written document signed by the parties provided that there is no obligation to seek a party’s agreement to an amendment when that party is no longer a Shareholder.

(b)	A waiver of a provision of this Deed or a right or remedy arising under this Deed, including this clause 19.5, must be in writing and signed by the party granting the waiver.

(c)	A single or partial exercise of a right does not preclude a further exercise of that right or the exercise of another right.

(d)	Failure by a party to exercise a right or delay in exercising that right does not prevent its exercise or operate as a waiver.

(e)	A waiver is only effective in the specific instance and for the specific purpose for which it is given.

19.6	Cumulative rights

The rights and remedies of a party under this Deed do not exclude any other right or remedy provided by law.

19.7	Payments

A payment which is required to be made under this Deed must be in cash or by bank cheque or in other immediately available funds and in US dollars.

19.8	Further assurances

Each party must do all lawful things within its power that are necessary to give full effect to this Deed and the transactions contemplated by this Deed.

19.9	Entire agreement

This Deed supersedes all previous agreements about its subject matter and embodies the entire agreement between the parties.

19.10	Third party rights

Only the parties to this Deed have or are intended to have a right or remedy under this Deed or obtain a benefit under it.

19.11	Legal Advice

Each party acknowledges that it has received legal advice about this Deed or has had the opportunity of receiving legal advice about this Deed.

19.12	No Assignment

A party may not assign this Deed or otherwise transfer the benefit of this Deed or a right or remedy under it, without the prior written consent of the other parties.

19.13	Conflict with Memorandum and Articles of Association

(a)	As between the Shareholders and parties other than the Company, this Deed prevails if there is any inconsistency between this Deed and the Memorandum and Articles.

(b)	The Shareholders must take all necessary steps to amend a provision of the Memorandum and Articles which is inconsistent with this Deed if another party requests it to do so in writing.

19.14	Counterparts

This Deed may be executed in any number of counterparts, all of which constitute one deed.

19.15	Effective Date

This Deed shall be deemed to take effect on the date of execution as set out on page 2.

SIGNED AS A DEED by CROWN MELBOURNE LIMITED
by:

/s/ Geoff Kleemann	/s/ Andrew Carr
Signature of Attorney	Signature of Witness

Geoff Kleemann	Andrew Carr
Name of Attorney (print)	Name of Witness (print)

SIGNED AS A DEED by BURSWOOD LIMITED by:

/s/ Geoff Kleemann	/s/ Andrew Carr
Signature of Attorney	Signature of Witness

Geoff Kleemann	Andrew Carr
Name of Attorney(print)	Name of Witness (print)

SIGNED AS A DEED BY PBL ASIA INVESTMENTS LIMITED BY:

/s/ Geoff Kleemann	/s/ Andrew Carr
Signature Of Attorney	Signature of Witness

Geoff Kleemann	Andrew Carr
Name Of Attorney (Print)	Name of Witness (print)

SEALED with the Common Seal of MELCO INTERNATIONAL DEVELOPMENT LIMITED and SIGNED by:

/s/ Clarence Chung	/s/ John Wang
Signature of Director	Signature of Authorized Signatory

Clarence Chung	John Wang
Name of Director (print)	Name of Authorized Signatory (print)

SIGNED AS A DEED by MELCO PBL SPV LIMITED by:

/s/ Geoff Kleemann	/s/ John Wang
Signature of Director	Signature of Director

Geoff Kleemann	John Wang
Name of Director (print)	Name of Director (print)

SIGNED AS A DEED by MELCO LEISURE AND ENTERTAINMENT GROUP LIMITED by:

/s/ Frank Tsui	/s/ Lawrence Ho
Signature of Director	Signature of Director

Frank Tsui	Lawrence Ho
Name of Director (print)	Name of Director (print)

ATTACHMENT A

DICTIONARY

Part 1 – Definitions

In this Deed:

Accounting Standards means generally accepted and consistently applied principles and practices in Hong Kong (or, in the case of a foreign company, in the jurisdiction of the foreign company).

Affiliate means:

(a)	in respect of MelcoSub, Melco and any Person which is directly or indirectly Controlled by Melco;

(b)	in respect of PBL Asia, Crown or Burswood (or New Crown following the novation of the obligations of Crown and Burswood to New Crown under the Deed of Novation, as contemplated by clause 14.7(a)) and any Person which is directly or indirectly Controlled by Crown or Burswood (or New Crown following the novation of the obligations of Crown and Burswood to New Crown under the Deed of Novation, as contemplated by clause 14.7(a)); and

(c)	in respect of any other Person, any further Person which is directly or indirectly Controlled by such Person.

Agency Agreement means the paying, exchange and transfer agency agreement (as amended or supplemented from time to time) proposed to be entered into among, inter alia, the Company, Crown, Burswood, the trustee appointed under the Trust Deed for the holders of the Exchangeable Bonds and the agents to be appointed and named therein.

Auditor means the auditor of the Company from time to time.

Board means the Board of Directors of the Company from time to time.

Bond Documents means, collectively, the terms and conditons of the Exchangeable Bonds, the Trust Deed, the Agency Agreement, the Subscription Agreement and any other agreements to be entered into by the Company in relation to the creation and issue of the Exchangeable Bonds.

Business Day means a day on which banks are open for business in Hong Kong, excluding a Saturday, Sunday or public holiday.

Burswood means Burswood Limited, a limited liability company incorporated under the laws of Australia.

Chairperson means the chairperson of the Board from time to time appointed under clause 3.4.

Company Bank Account means a bank account established and operated by the Company.

Confidential Information means any information arising out of or in relation to the provisions of this Deed or information about the business of the Company, or about the Company or a party to this Deed in connection with this Deed, but excluding any information which is in the public domain otherwise than as a result of the wrongful disclosure by any party.

Control (including the terms controlled by and under common control with) means, in relation to any Person, the ability of any other Person or group of Persons, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether through the ownership of more than 50% of the outstanding Voting Securities of such Person, as trustee or executor, by contract or credit arrangement or otherwise.

Crown means Crown Melbourne Limited, a limited liability company incorporated under the laws of Australia.

Deed means, this shareholders deed.

Deed of Novation means a deed of novation to be executed by Melco, MelcoSub, PBL Asia, the Company, New Crown, Crown and Burswood in accordance with clause 14.7(a), the form of which is set out in Attachment D.

Determination Date has the meaning set out in clause 12.2(b).

Director means a director of the Company from time to time.

Dispose means to sell, transfer, assign, declare oneself a trustee of or part with the benefit of or otherwise dispose of any Share (or any beneficial or other interest in it or any part of it) including, without limitation, to enter into a transaction in relation to the Share (or any interest in the Share) which results in a person other than the registered holder of the Share:

(a)	acquiring or having any equitable or beneficial interest in the Share, including, without limitation, an equitable interest arising under a declaration of trust, an agreement for sale and purchase or an option agreement or an agreement creating a charge or other Security Interest over the Share; or

(b)	acquiring or having any right to receive directly or indirectly any dividends or other distribution or proceeds of disposal payable in respect of the Share or any right to receive an amount calculated by reference to any of them; or

(c)	acquiring or having any rights of pre-emption, first refusal or other direct or indirect control over the disposal of the Share; or

(d)	acquiring or having any rights of direct or indirect control over the exercise of any voting rights or rights to appoint Directors attaching to the Share; or

(e)	otherwise acquiring or having legal or equitable rights against the registered holder of the Share (or against a person who directly or indirectly controls the affairs of the registered holder of the Shares) which have the effect of placing the other person in substantially the same position as if the person had acquired a legal or equitable interest in the Share itself;

but excludes a transfer permitted by this Deed and excludes the creation of a Security Interest and “Disposal” shall be construed accordingly.

Dispute means any dispute:

(a)	concerning the interpretation of this Deed or the performance, observance exercise or enjoyment of rights and benefits and obligations arising out of this Deed; or

(b)	concerning any matter requiring unanimous affirmative approval of the Shareholders.

Dollars, US$ means the lawful currency of the United States of America.

Exchangeable Bonds mean up to US$200,000,000 in aggregate principal amount of Exchangeable Bonds due 2012 (with an over allotment option of up to US$50,000,000 further Exchangeable Bonds due 2012) constituted by the Trust Deed and to be issued pursuant to the Subscription Agreement.

Fair Market Value means the value determined for the purposes of clause 12.

Financial Year means:

(a)	the period from the date of this Deed to 31 December 2007 (the Initial Financial Year); and

(b)	the period consisting of each 12 month period during which the Company subsists following the Initial Financial Year.

Government Agency means a government or governmental, semi-governmental, administrative, fiscal or judicial body, department, commission, authority, tribunal, agency or entity whether foreign, federal, state, territorial or local.

Hong Kong S.A.R. means the Hong Kong Special Administrative Region of The People’s Republic of China.

Independent Expert means an independent accounting firm of international standing.

Insolvency Event means, in respect of any company, that such company has been dissolved, is unable to meet its debts as they fall due, has become insolvent or gone into liquidation (unless such liquidation is for the purposes of a solvent reconstruction or amalgamation), entered into administration, administrative receivership, receivership, a voluntary arrangement, a scheme of arrangement with creditors (other than a scheme of arrangement in respect of any company that is able to meet its debts as and when they fall due and is not otherwise insolvent), any analogous or similar procedure in any jurisdiction other than Hong Kong or any form of procedure relating to insolvency or dissolution in any jurisdiction, but does not include a voluntary restructure in circumstances where the relevant company is able to meet its debts as and when they fall due and is not otherwise insolvent.

Insolvency Sale Notice means a notice given under clause 12.1.

Insolvent Party has the meaning set out in clause 12.1.

Interest means an interest including any equity interest or synthetic equity interest.

Listing Rules means the listing rules of a Stock Exchange.

MelcoSub Director means a Director appointed by MelcoSub in accordance with clause 3.2.

MelcoSub Transferee means a Wholly-Owned Subsidiary of MelcoSub or Melco.

Memorandum and Articles means the Memorandum and Articles of Association of the Company as approved by the Shareholders from time to time.

MPEL means Melco PBL Entertainment (Macau) Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands.

New Crown means Crown Limited, a company with limited liability incorporated under the laws of Australia.

Non Insolvent Party has the meaning set out in clause 12.1.

Officer means, in relation to a body corporate, a director or secretary of that body corporate.

PBL means Publishing and Broadcasting Limited, a company incorporated under the laws of Australia.

PBL Scheme means the proposed scheme of arrangement between Publishing and Broadcasting Limited and its members under Part 5.1 of the Corporations Act (Australia) for the transfer of all the ordinary shares in PBL to New Crown.

PBL Asia Director means a Director appointed by PBL Asia in accordance with clause 3.2.

PBL Asia Transferee means a Wholly-Owned Subsidiary of PBL Asia.

Permitted Transferee means a MelcoSub Transferee or a PBL Asia Transferee (as the case may be).

Person means any general partnership, limited partnership, corporation, limited liability company, joint venture, trust, business trust, governmental agency, co-operative, association, individual or other entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such a person as the context may require.

Related Party means, in relation to any Person, any other Person who is a connected person of that Person within the meaning of the Rules Governing the Listing of Securities of The Stock Exchange of Hong Kong Limited.

Respondent has the meaning set out in clause 5.4.

Securities means shares, units, debentures, convertible notes, options and other equity or debt securities.

Security Interest means a right, interest, power or arrangement in relation to an asset which provides security for the payment or satisfaction of a debt, obligation or liability including under a bill of sale, mortgage, charge, lien, pledge, trust, encumbrance, power, deposit, hypothecation or arrangement for retention of title, and includes an agreement to grant or create any of those things.

Shares means the ordinary shares in the capital of the Company.

Shareholder means a holder from time to time of Shares.

Subscription Agreement means the Subscription Agreement relating to the Exchangeable Bonds proposed to be entered into among the Company, PBL, Crown, Burswood, MPEL, Melco and Merrill Lynch International.

Subsidiary has the same meaning as in the Section 2 of the Companies Ordinance (Chapter 32 of the laws of Hong Kong).

Trust Deed means the Trust Deed (as amended or supplemented from time to time) constituting the Exchangeable Bonds, proposed to be entered into between the Company, PBL, Crown, Burswood and the trustee for the holders of the Exchangeable Bonds to be named therein and appointed thereby.

Voting Securities means shares or other interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of the corporation or other legal entity, or the holding of which (or the holding of a specified number or percentage or which) gives rise to rights to appoint directors or shareholders of such a governing body.

Wholly-Owned Subsidiary means, in respect of a body corporate, a body corporate:

(a)	in which at least 99.99% of the shares and Securities and all rights to subscribe for any shares or Securities are ultimately legally and beneficially owned directly or indirectly by this first body corporate; and

(b)	which is Controlled by that first body corporate.

Part 2 - Interpretation

(c)	In this Deed unless the context otherwise requires:

(i)	words importing the singular include the plural and vice versa;

(ii)	words which are gender neutral or gender specific include each gender;

(iii)	other parts of speech and grammatical forms of a word or phrase defined in this Deed have a corresponding meaning;

(iv)	an expression importing a natural person includes a company, partnership, joint venture, association, corporation or other body corporate and a Government Agency;

(v)	a reference to a thing (including, but not limited to, a chose-in-action or other right) includes a part of that thing;

(vi)	a reference to a clause, party, schedule or attachment is a reference to a clause of this Deed, and a party, schedule or attachment to, this Deed and a reference to this Deed includes a schedule and attachment to this Deed;

(vii)	a reference to a law includes a constitutional provision, treaty, decree, convention, statute, regulation, ordinance, by-law judgment, rule of common law or equity or a rule of an applicable stock exchange and is a reference to that law as amended, consolidated or replaced;

(viii)	a reference to a document includes all amendments or supplements to that document, or replacements or novations of it;

(ix)	a reference to a party to a document includes that party’s successors and permitted assigns;

(x)	an agreement on the part of two or more persons binds them jointly and severally;

(xi)	a reference to include, includes, including and like terms is to be construed without limitation; and

(xii)	a reference to an agreement, other than this Deed, includes an undertaking, deed, agreement or legally enforceable arrangement or understanding, whether or not in writing.

(d)	Where the day on or by which something must be done is not a Business Day, that thing must be done on or by the next Business Day.

(e)	Headings are for convenience only and do not affect the interpretation of this Deed.

(f)	This Deed may not be construed adversely to a party just because that party prepared the Deed.

(g)	A term or expression starting with a capital letter which is defined in this Dictionary, has the meaning given to it in this Dictionary.

ATTACHMENT B

PRINCIPLES FOR DETERMINATION OF FAIR MARKET VALUE

The Independent Expert must determine the Fair Market Value of the Company (for the purposes of clause 11) as at the Determination Date on the following assumptions and bases:

(a)	if the Company is then carrying on business as a going concern, on the assumption that it is to continue to do so;

(b)	the Company is valued as a whole and on a stand alone basis (but including the value of any investments the Company holds in other entities) without reference to any indirect benefits a transferring Shareholder may receive from the Company other than through its shareholding;

(c)	that the Shares are capable of being transferred without restriction and have no special rights attached to them and that any transaction in relation to shares is treated on an arm’s length basis between a willing but not anxious seller and a willing but not anxious buyer;

(d)	in accordance with the Accounting Standards consistently applied;

(e)	if requested by the Non Insolvent Party, not taking into account the occurrence of an Insolvent Event in relation to the Insolvent Party;

(f)	without reference to any synergistic benefits which an acquirer might obtain from becoming the holder of all of the Shares;

(g)	with regard to the historical financial performance of the Company and the profit, strategic positioning, future prospects and undertaking of the business of the Company;

(h)	disregarding any diminution in value of the Company as a result of any transfer of Shares; and

(i)	taking into account any other matter (not inconsistent with the above) which the Independent Expert considers is appropriate.

ATTACHMENT C

DEED POLL

Form of Deed Poll under Clauses 11.1(c) and (d)

This Deed Poll is made on [DATE] by [Permitted Transferee] in favour of each party to the Shareholders Deed among [Insert parties] as amended (Deed).

[Permitted Transferee] [third party buyer] covenants as follows:

1.	Scope

This Deed Poll relates to Clauses 11.1(c) and (d) of the Deed. Words which have a meaning in the Deed have the same meanings when used in this Deed Poll except where the contrary intention appears.

2.	Accession

[Permitted Transferee] acknowledges and agrees for the benefit of the parties to the Deed that, effective from the [date of transfer, it shall be bound by the Deed as if:

(i)	it was [Disposing Shareholder];

(ii)	references to [Disposing Shareholder] include references to it; and.

(iii)	If [Permitted Transferee] ceases to be a Wholly-Owned Subsidiary of [Disposing Shareholder], it must transfer all its Shares to [Disposing Shareholder] or a Wholly-Owned Subsidiary of [Disposing Shareholder] in accordance with clause 11. l(c) of the Deed.

3.	Deed Poll

This Deed Poll is executed as a Deed Poll. Each party to the Deed has the benefit of, and is entitled to enforce this Deed Poll, in accordance with its terms.

4.	Governing Law

(a)	This Deed is governed by the laws of Hong Kong.

(b)	[Permitted Transferee] irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of, or exercising jurisdiction in, Hong Kong, for determining any dispute concerning this Deed Poll or the transactions contemplated by this Deed Poll. [Permitted Transferee] waives any right it has to object to an action being brought in those courts including, but not limited to, claiming that the action has been brought in an inconvenient forum or that those courts do not have jurisdiction.

[Permitted Transferee] irrevocably appoints [insert agent’s name and address in Hong Kong] as its agent to receive service of process in any legal action or proceedings related to this agreement in the courts of Hong Kong.

EXECUTED and delivered as a Deed Poll in [insert place].

Executed for and on behalf of [Permitted Transferee] by:

Director Signature	Director/Secretary Signature

Print Name	Print Name

ATTACHMENT D

FORM OF DEED OF NOVATION

THIS DEED is made on the      day of                     , 2007

BETWEEN

(1)	CROWN LIMITED, a company incorporated under the laws of Australia of Level 2, 54 Park Street, Sydney NSW 2000, Australia (“New Crown”);

(2)	CROWN MELBOURNE LIMITED, a company incorporated under the laws of Australia of Level 2, 54 Park Street, Sydney NSW 2000, Australia (“Crown Melbourne”);

(3)	BURSWOOD LIMITED, a company incorporated under the laws of Australia of Level 2, 54 Park Street, Sydney NSW 2000, Australia (“Burswood”);

(4)	MELCO LEISURE AND ENTERTAINMENT GROUP LIMITED, an international business company incorporated under the laws of British Virgin Islands of P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (“MelcoSub”);

(5)	PBL ASIA INVESTMENTS LIMITED a company incorporated under the laws of the Cayman Islands of Walker House, Mary Street, PO Box 908GT, George Town, Grand Cayman, Cayman Islands (“PBL Asia”);

(6)	MELCO INTERNATIONAL DEVELOPMENT LIMITED a company incorporated under the laws of Hong Kong of 38th Floor, The Centrium, 60 Wyndham Street, Central, Hong Kong (“Melco”); and

(7)	MELCO PBL SPV LIMITED a company incorporated under the laws of the Cayman Islands of Walker House, 87 Mary Street, George Town, Grand Cayman KY1-9002, Cayman Islands (“SPV”).

WHEREAS

(a)	Reference is made to the shareholders’ deed relating to the SPV dated [*] (the “Shareholders' Deed”. Capitalised terms and expressions used herein shall have the same meanings as ascribed to them in the Shareholders’ Deed.

(b)	This Deed is executed in accordance with clause 14.7(a) of the Shareholders’ Deed.

NOW THIS DEED WITNESSESS as follows

1.	NEW CROWN’S OBLIGATIONS

(A)	With effect from the date of this Deed, New Crown agrees to assume the rights, obligations, duties and liabilities of Crown Melbourne and Burswood under the Shareholders’ Deed (including, for the avoidance of doubt, under clause 14 of the Shareholders’ Deed) and undertakes to each of Crown Melbourne, Burswood, MelcoSub, PBL Asia and SPV to perform the obligations of Crown Melbourne and Burswood under the Shareholders’ Deed (including, for the avoidance of doubt, under clause 14 of the Shareholders’ Deed) and to be bound by the terms of the Shareholders’ Deed in every way as if New Crown had been a party to the Shareholders’ Deed in place of Crown Melbourne and Burswood.

(B)	The obligations, duties and liabilities assumed by New Crown under clause 1(A) of this Deed shall include both future obligations, duties and liabilities and also any obligations and liabilities of Crown Melbourne and Burswood in respect of any claim or demand which any of the other parties to the Shareholders’ Deed may have against either Crown Melbourne or Burswood relating to matters arising prior to the date of this Deed.

2.	RELEASE

(A)

With effect from the date of this Deed, MelcoSub, Melco, PBL Asia and SPV each hereby releases and discharges Crown Melbourne and Burswood from all the respective obligations of Crown Melbourne and Burswood under the Shareholders’ Deed (including, for the avoidance of doubt, clause 14 of the Shareholders’ Deed) and from all claims and demands whatsoever under the Shareholders’ Deed (including, for the avoidance of doubt, under clause 14 of the Shareholders’ Deed) and accepts the performance and liability of New Crown under the Shareholders’ Deed (including, for the avoidance of doubt, under clause 14 of the Shareholders’ Deed) in lieu of that of Crown Melbourne and Burswood. Accordingly, with effect from the date of this

Deed neither Crown Melbourne nor Burswood shall have any liability or obligation whatsoever under the Shareholders’ Deed, but without prejudice to the liability of New Crown in respect of any claim or demand which any of the other parties to the Shareholders’ Deed may have against either Crown Melbourne or Burswood under the Shareholders’ Deed relating to matters arising prior to the date of this Deed.

(B)	The parties accordingly agree that, with effect from the date of this Deed, the obligations of Crown Melbourne and Burswood under the Shareholders’ Deed (including, for the avoidance of doubt, under clause 14 of the Shareholders’ Deed) are novated and constitute an agreement between New Crown, MelcoSub, Melco, PBL Asia and SPV.

(C)	With effect the date of this Deed, all references in the Shareholders’ Deed to Crown Melbourne and Burswood, collectively, shall be construed as references to New Crown.

3.	REPRESENTATIONS AND WARRANTIES

Each party represents and warrants to the other as at the date hereof that it has full power and capacity and has taken all necessary corporate action to enter into this Deed and perform its obligations hereunder.

4.	GENERAL

This Deed constitutes the whole agreement between the parties hereto and supersedes any previous agreements or arrangements between them relating to the subject matter hereof.

5.	GOVERNING LAW AND JURISDICTION

(A)	This Deed shall be governed by and construed in accordance with the laws of the Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”).

(B)	In relation to any legal action or proceedings to enforce this Deed or arising out of or in connection with this Deed (“Proceedings”), each of the parties irrevocably submits to the non-exclusive jurisdiction of the courts of Hong Kong and waives any objection to Proceedings in such courts on the grounds of venue or on the grounds that the Proceedings have been brought in an inconvenient forum.

6.	VARIATIONS

No variation of this Deed shall be effective unless made in writing and signed by each of the parties.

7.	COUNTERPARTS

This Deed may be executed in any number of counterparts and by the parties hereto on separate counterparts but shall not be effective until each party has executed at least one counterpart and each such counterpart shall constitute an original of this Deed but which shall together constitute one and the same agreement. Any party may enter into this Deed by signing any such counterpart.

8.	COSTS

Each party must bear its own costs in relation to the preparation and execution of this Deed.

AS WITNESS the hands of the duly authorised representatives of the parties the day and year first before written.

SIGNED AS A DEED by CROWN LIMITED by:

Signature of Attorney	Signature of Witness

Name of Attorney (print)	Name of Witness (print)

SIGNED AS A DEED by CROWN MELBOURNE LIMITED by:

Signature of Attorney	Signature of Witness

Name of Attorney (print)	Name of Witness (print)

SIGNED AS A DEED by BURSWOOD LIMITED by:

Signature of Attorney	Signature of Witness

Name of Attorney (print)	Name of Witness (print)

SIGNED AS A DEED BY PBL ASIA INVESTMENTS LIMITED BY:

Signature of Attorney	Signature of Witness

Name of Attorney (print)	Name of Witness (print)

SEALED with the Common Seal of MELCO INTERNATIONAL DEVELOPMENT LIMITED and SIGNED by:	.

Signature of Director	Signature of Director/Secretary

Name of Director (print)	Name of Director/Secretary (print)

SIGNED AS A DEED by MELCO PBL SPV LIMITED by:

Signature of Director	Signature of Director

Name of Director (print)	Name of Director (print)

SIGNED AS A DEED BY MELCO LEISURE AND ENTERTAINMENT GROUP LIMITED BY:

Signature of Director	Signature of Director

Name of Director (print)	Name of Director (print)